Exhibit 99.1

LIBERATED SYNDICATION REPORTS INCREASED REVENUE AND PROFITS FOR SECOND QUARTER 2019

Revenue Increased 7% Over 2Q’18 and 16% YTD Over 2018

YTD Adjusted EBITDA Increased By 15% to $3.9 million;
YTD Fully Diluted Earnings Per Share Grew to $0.08 from $0.05

Continued Sequential Growth of Number of Shows on Libsyn Platform, Increasing to 64,000

Shareholder Conference Call to be Held on Thursday, August 15 at 11:00 a.m. ET

Pittsburgh, PA – August 14, 2019 – Liberated Syndication (OTCQB: LSYN) (“Libsyn”) announced today its financial results for the second quarter ended June 30, 2019.

“Continued growth in unique monthly audiences and notable new content at Libsyn, coupled with strong operating performance at Pair, drove Liberated Syndication’s robust second quarter financial results,” remarked Chris Spencer, Liberated Syndication CEO. “We have made great strides executing on our growth strategy, including launching a Spanish language podcast and further engaging with an ever-growing listener base. Our focus on offering our expanding customer base industry-leading services through Libsyn and Pair fuels our confidence in our ability to continue delivering in the second half of 2019 for our podcasters, our listeners, and our shareholders.”

Second Quarter 2019 Financial Highlights

Revenue for the second quarter of 2019 was $5,700,635, representing an increase of 7% over second quarter of 2018 revenue of $5,305,762. Libsyn contributed $3,590,356 of revenue, while Pair Networks contributed $2,110,279. The increase reflects growth in Libsyn4 hosting revenue as well as LibsynPro, partially offset by a decrease in advertising and hosting revenue.

Costs and operating expenses were $4,831,766 versus $4,400,476 from the second quarter of 2018. Liberated Syndication saw an increase in net income for the three months ended June 30, 2019 to $847,979 from $822,566 for the three months ended June 30, 2018. The Company’s net income represents fully diluted earnings per share of $0.03 per share in the second quarter of 2019, the same as in the second quarter of 2018.

Year to Date Highlights

Revenue for the first six months of 2019 was $11,983,614, a 16% increase over revenues of $10,365,067 for the same period in 2018. Libsyn contributed $6,924,991 of revenue while Pair Networks contributed $5,058,623. The increase reflects growth in Libsyn4 hosting revenue as well as LibsynPro, partially offset by a decrease in advertising revenue.

Costs and operating expenses were $9,551,342 during the first six months of 2019, an 8% increase as compared to total costs and operating expenses of $8,838,616 during the same period of 2018. The Company’s net income for the six months ended June 30, 2019 of $2,375,612 represents fully diluted earnings per share of $0.08 per share in the first six months of 2019, an increase from $0.05 per share during the same period in 2018 when Libsyn generated net income of $1,355,481.

Adjusted EBITDA (representing earnings before interest, taxes, depreciation and amortization and non-cash expenses) for the first six months of 2019 increased to $3.9 million from $3.4 million as compared to the same period of the previous year.

Cash on hand was $14,205,455 at June 30, 2019, an increase of $1,689,186 over the $12,516,269 at March 31, 2019. Cash provided by operations for the six months ended June 30, 2019, was $4,266,123, an increase of $321,439 over $3,944,684 in cash provided by operations for the six months ended June 30, 2018. The contribution from Libsyn of this cash generation totaled $3,142,353 and Pair Networks added $1,123,770. This increase is driven from our operating results of both segments of our business.

Second Quarter 2019 Operational Highlights

Libsyn
The number of shows on the Libsyn platform grew to 64,000 during the second quarter of 2019. Unique monthly audiences grew to 116 million with 5.4 million episodes on the Libsyn platform. Notable new additions include Chappelle’s Show co-writer Neal Brennan, Pink Floyd guitarist and vocalist, David Gilmour, lead singer of Led Zeppelin, Robert Plant and American TV personality, Whitney Port, among others. With the addition of Radio.com and Deezer, Libsyn currently has the widest range of distribution options, ensuring content from our podcasts are available most everywhere audiences listen to audio. Earlier this month, Libsyn also launched Sobre Podcasting, a Spanish language podcast providing Spanish-speaking podcasters with analysis of the latest podcasting analytics, tips and strategies.

Pair Networks
During the second quarter, Pair Networks developed the customer OnBoarding program in conjunction with Move to Pair for Managed WordPress. This program will support customer acquisition as part of the Company’s investments in sales and marketing for Pair Networks. In addition, traffic to the Pair.com website increased 17% during the second quarter as a result of promotional efforts, including pricing promotions with the domain registries and email marketing efforts.

Shareholder Conference Call

Chris Spencer, CEO, and John Busshaus, CFO, will host a conference call on Thursday, August 15, at 11:00 a.m. ET to discuss 2019 second quarter financial results and provide a general business update.

Shareholders and other interested parties may participate in the conference call by dialing 844-602-0380 (U.S. callers); 862-298-0970 (international callers) a few minutes before the start time.

Questions for consideration for the call can be emailed to investor@libsyn.com by the end of the day on August 14, 2019. A replay of the conference call will be accessible two hours afterwards and available for four weeks at https://investor.libsyn.com.

About Liberated Syndication

Liberated Syndication (“Libsyn”) is the world’s leading podcast hosting network and has been providing publishers with distribution and monetization services since 2004. In 2018 Libsyn delivered over 5.1 billion downloads. Libsyn hosts over 4.9 million media files for more than 62,000 podcasts, including typically around 35% of the top 200 podcasts in Apple Podcasts. Podcast producers choose Libsyn to measure their audience, deliver popular audio and video episodes, distribute their content through smartphone Apps (iOS and Android), and monetize via premium subscription services and advertising. We are a Pittsburgh based company with a world class team. Visit us on the web at https://www.libsyn.com.

Pair Networks, founded in 1996, is one of the oldest and most experienced Internet hosting company providing a full range of fast, powerful and reliable Web hosting services. Pair offers a suite of Internet services from shared hosting to virtual private servers to customized solutions with world-class 24x7 on-site customer support. Based in Pittsburgh, Pair serves businesses, bloggers, artists, musicians, educational institutions and non-profit organizations around the world. Visit us on the web at www.pair.com.

Investor Relations Contact

https://investor.libsyn.com
Art Batson
Arthur Douglas & Associates, Inc.
407-478-1120

Use of Non-GAAP Financial Measures

Earnings before interest, taxes, depreciation and amortization and non-cash expenses ("Adjusted EBITDA") is not a measure of financial performance under GAAP. Management believes Adjusted EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of the Company's financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. Our definition of Adjusted EBITDA may differ from other companies reporting a similarly named measure. This measure should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as revenue, net income and fully diluted earnings per share.

Legal Notice

 “Forward-looking Statements” as defined in the Private Securities litigation Reform Act of 1995 may be included in some of the information or materials made available on this website. These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise, except as required by law. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to, risks associated with our change in business strategy towards more heavy reliance upon on our new talent segment and wholesale channels, actions of regulators concerning our business operations or trading markets for our securities, the extent to which we are able to develop new services and markets for our services, our significant reliance on third parties to distribute our content, the level of demand and market acceptance of our services and the "Risk Factors" set forth in our most recent SEC filings.

LIBERATED SYNDICATION INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

 (Unaudited)

	Six Months Ended June 30
	2019	2018

Net Income (loss)	$2,375,612	$1,355,481
Add: Interest expense (income)	58,033	176,137
Depreciation and Amortization	1,487,190	1,536,265
Non-cash compensation	-	318,000
Adjusted EBITDA	$3,920,835	$3,385,883

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